Exhibit 23











               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63109 and Form S-8 No. 333-72101) pertaining to the RSI Holdings, Inc. Stock Option Plan (Amendment Nos. 3 and 4) of our report dated October 5, 2001, with respect to the consolidated financial statements of RSI Holdings, Inc. included in the Annual Report (Form 10-KSB) for the year ended August 31, 2001.





                                         /s/  Elliott Davis, LLP



November 21, 2001
Greenville, South Carolina